Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K,

Item 601(b)(10). Such excluded information is not material and is treated by the Registrant as private or confidential.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of September 24, 2024, by and between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and CARGO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of December 11, 2023 (the “Lease”). Pursuant to the Lease, Tenant leases certain premises commonly known as Suites 300 and 400, containing approximately 99,557 rentable square feet (the “Premises”), in that certain building located at 835 Industrial Road, San Carlos, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Tenant has requested the right to permanently remove and dispose of certain items of the Existing FF&E from the Premises, consisting of (i) those certain office workstations identified on the last page of Exhibit G to the Lease, and (ii) those certain items of furniture, fixtures and equipment described on Exhibit A attached hereto (collectively, the “Disposal Items”).

C. Tenant has additionally requested the right to temporarily remove certain other items of the Existing FF&E from the Premises until the expiration or earlier termination of the Lease, consisting of those certain items of furniture, fixtures and equipment described on Exhibit B attached hereto (the “Temporarily Removed Items”).

D. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, permit Tenant to (x) permanently remove the Disposal Items from the Premises during the Term, and (y) temporarily remove the Temporarily Removed Items from the Premises during the Term.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Existing FF&E. Notwithstanding anything to the contrary contained in Section 2 of the Lease, as of the date of this First Amendment, (x) Tenant has the right to permanently remove any or all of the Disposal Items from the Premises during the Term of the Lease, and Tenant shall have no obligation to return such Disposal Items to the Premises at the expiration or earlier termination of the Lease, and (y) Tenant has the right to temporarily remove any or all of the Temporarily Removed Items from the Premises during the Term of the Lease. Tenant shall store, at Tenant’s cost, the Temporarily Removed Items that it removes from the Premises in a location and manner reasonably acceptable to Landlord. For the avoidance of doubt, Tenant acknowledges and agrees that, upon the expiration or earlier termination of the Lease, Tenant shall be required to return the Temporarily Removed Items to the Premises and surrender such items in accordance with the terms and conditions of Section 2 of the Lease. Tenant shall be required to restore and repair any damage caused by or occasioned by such removal, storage and relocation of the Disposal Items and/or the Temporarily Removed Items, as applicable, subject to ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 of the Lease.

1

2.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction. Landlord hereby agrees to indemnify and hold Tenant harmless and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.
3.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
4.
Miscellaneous.
a.
The lease (as amended by this First Amendment) is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.
This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

CARGO THERAPEUTICS, INC.,

a Delaware corporation

By: /s/ Anup Radhakrishnan

Its: Chief Financial Officer

x I hereby certify that the signature, name, and title
above are my signature, name and title.

LANDLORD:

ARE-SAN FRANCISCO NO. 63, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS Corp.,

a Maryland corporation,

general partner

By: /s/ Kristen Childs

Its: Vice President – Real Estate

x I hereby certify that the signature, name, and title above are my signature, name and title.

EXHIBIT A

DISPOSAL ITEMS

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EXHIBIT B

TEMPORARILY REMOVED ITEMS

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